UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 22, 2022
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NETFLIX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle, Los Gatos, California		95032
(Address of principal executive offices)		(Zip Code)

(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NFLX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, Ken Barker, the principal accounting officer of Netflix, Inc. (the “Company”), submitted his resignation, effective October 7, 2022. Mr. Barker’s resignation was a personal decision and is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices. Effective immediately following Mr. Barker’s resignation, Spencer Neumann, the Company’s Chief Financial Officer, will assume the role of principal accounting officer while the Company searches for a permanent replacement.

Biographical and other information regarding Mr. Neumann is set forth in the sections titled, “Our Company, Executive Officers” and “Certain Relationships and Related Transactions” in the Company’s Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 22, 2022, and such information is incorporated by reference herein. There are no arrangements or understandings between Mr. Neumann and any other person requiring disclosure under Item 401(b) of Regulation S-K. Mr. Neumann will not receive any additional compensation in connection with assuming the responsibilities of the principal accounting officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date:	September 23, 2022
/s/ Spencer Neumann
Spencer Neumann
Chief Financial Officer